© 2025 Cerence Inc. Cerence Q3 August 6, 2025 Brian Krzanich, Chief Executive Officer Tony Rodriquez, Chief Financial Officer

© 2025 Cerence Inc. Forward-Looking Statements Statements in this presentation regarding: Cerence’s future performance, results and financial condition; expected growth, profitability and cash flow; outlook and momentum; transformation plans and cost efficiency initiatives; strategy; opportunities; business, industry and market trends; strategy and plans regarding fixed license contracts and its impact on financial results; revenue visibility; revenue timing and mix; demand for Cerence products; innovation and new product offerings, including AI technology and Cerence xUI; expected benefits of technology partnerships; and management’s future expectations, anticipations, intentions, estimates, assumptions, beliefs, goals, objectives, targets, plans, outlook or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “goal,” “objective,” “anticipates,” “projects,” “forecasts,” “expects,” “intends,” “continues,” “will,” “may,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions as of the date of this press release, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements including but not limited to: the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry or the global economy more generally; volatility in the political, legal and regulatory environment in which we operate, including trade, tariffs and other policies implemented by the new administration in the United States, actions taken by other countries in response or other changes in law and regulation applicable to us; automotive production curtailment or delays; changes in customer forecasts; the continuing effects of the COVID-19 pandemic on our and our customers’ businesses; the ongoing conflicts in Ukraine and the Middle East; our inability to control and successfully manage our expenses and cash position; our inability to deliver improved financial results from process optimization efforts and cost reduction actions; escalating pricing pressures from our customers; the impact on our business of the transition to a lower level of fixed license contracts, including the failure to achieve such a transition; our failure to win, renew or implement service contracts; the cancellation or postponement of existing contracts; the loss of business from any of our largest customers; effects of customer defaults; a decrease in the level of professional services projects; our inability to successfully introduce new products, applications and services; our strategies to increase cloud offerings and deploy generative AI and large language models (LLMs); the inability to expand into adjacent markets; the inability to recruit and retain qualified personnel; cybersecurity and data privacy incidents; failure to protect our intellectual property; adverse developments related to our intellectual property enforcement litigation, the outcome of such litigation, or remedies that could be awarded in connection with such litigation; defects or interruptions in service with respect to our products; fluctuating currency rates and interest rates; inflation; financial and credit market volatility; restrictions on our current and future operations under the terms of our debt, the use of cash to service or repay our debt; and our inability to generate sufficient cash from our operations; and the other factors discussed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document. 2

© 2025 Cerence Inc. 3

© 2025 Cerence Inc. Q3FY25 Results 4 Q3FY24 Q3FY25 Q3FY25 Guidance Total Revenue $70.5M $62.2M $52M - $56M Gross Margin 71.5% 73.7% 66% - 68% Net Income (Loss) $(313.5)M $(2.7)M $(10)M - $(13)M EPS – diluted $(7.50) $(0.06) $(0.24) - $(0.31) Adjusted EBITDA (a,b) $12.5 $9.0 $1M - $4M Cash Provided by Operating Activities $11.1M $48.4M Cash Balance & Marketable Securities $121.5M $73.7M a) Adjusted EBITDA excludes goodwill impairment, amortization of acquired intangible assets, stock-based compensation, restructuring and other costs. b) Refer to the Appendix for more information on GAAP to non-GAAP reconciliations and related definitions.

© 2025 Cerence Inc. In millions Q3FY24 Q4FY24 Q1FY25 Q2FY25 Q3FY25 Total License: $43.1 $25.3 $22.7 $51.5 $34.2      Variable (a) $23.1 $25.3 $22.7 $29.9 $34.2      Total Fixed (b) $20.0 $— $— $21.5 $— Connected Services: $10.9 $12.1 $13.7 $12.6 $12.8 Connected Services (c) $10.9 $12.1 $13.7 $12.6 $12.8 Professional Services $16.5 $17.4 $14.5 $13.9 $15.2 Total Revenue $70.5 $54.8 $50.9 $78.0 $62.2 a) Based on volume shipments of licenses net of the consumption of fixed contracts. b) Fixed license revenue consists of prepaid deals. c) Connected services in Q1FY25 includes a $2.0 million true up adjustment, respectively, due to underreporting from two different OEMs. Detailed Revenue Breakdown 5

© 2025 Cerence Inc. In millions FY24 FY25 Operational Metrics: Q3 Q4 Q1 Q2 Q3 Pro Forma Royalties (a) $39.6 $41.9 $36.7 $39.7 $43.2 Consumption of      Fixed Contracts (b)  $16.5 $16.6 $14.0 $9.7 $9.1 Variable License Revenue $23.1 $25.3 $22.7 $29.9 $34.2 IHS Production (units) 22.1 21.6 23.9 21.7 22.5 a) Pro forma Royalties is an operating measure representing total value of licenses shipped in a quarter. It includes the consumption of fixed contracts.  b) Licenses shipped in the quarter associated with fixed contracts. Operational Metrics and Variable License Revenue 6

© 2025 Cerence Inc. • Adjusted Total Billings TTM (a)  of $226M, an increase of 3.5% compared to the same period last year. • Percent of worldwide auto production with Cerence Technology – 52% (TTM)   • Approximately 12 million units shipped with Cerence technology in Q3 • An increase of 2.5% YoY (IHS up 1.6% YoY) • An increase of 6.4% QoQ (IHS up 1.8% QoQ) • Change in number of Cerence connected cars shipped up 12% (TTM) (b)  • Connected attach rate increased to 31% versus 27% a year ago (c) • Average PPU on a TTM basis was $4.91, up from $4.47 a year ago (d) Q3 FY25 KPI(e) Performance 7 a) Adjusted Total Billings excludes professional services and prepay contracts and is adjusted for prepay consumption. Trailing Twelve Months (“TTM”) over prior year TTM. b) Based on IHS Markit data, global auto production increased 0.1%, calculated TTM over prior year TTM. c) TTM units connected divided by TTM units embedded. This indicates our penetration of connected technology. d) This represents the average technology price per vehicle shipped, including both the embedded license fee and the connected services subscription over the TTM. Although PPU is not immediately recognized as revenue at the time of shipment, it reflects the average per-vehicle value that is expected to ultimately be recognized. e) Please refer to the appendix for KPI definitions.

© 2025 Cerence Inc. Fiscal Q4 and FY25 Guidance(d) 8 Q4FY25  Guidance FY25  Guidance In millions except per share amounts Low High Low High Revenue $53 $58 $244 $249 Gross Margin 68% 69% 72% 72% Net Income (Loss) ($22M) ($18M) ($28M) ($24M) EPS – diluted $(0.52) $(0.43) $(0.65) $(0.55) Adjusted EBITDA (a,b) $2 $6 $42 $46 Cash Provided by Operating Activities $48 $50 Free Cash Flow (c) $38 $42 a) Adjusted EBITDA excludes goodwill impairment, amortization of acquired intangible assets, restructuring expense, and stock-based compensation.   b) Refer to the Appendix for more information on GAAP to non-GAAP reconciliations and related definitions. c) Free Cash Flow is net cash provided by operating activities determined in accordance with GAAP less capital expenditures. Free cash flow is not a measure of cash available for discretionary expenditures. d) Based on currently available information, for fiscal 2025, we continue to assume minimal impact from tariffs; however, it is important to note that the situation remains fluid and may evolve over the remainder of the year.

© 2025 Cerence Inc. 9 Appendix

© 2025 Cerence Inc. License Business Revenue Recognition Type of Contract Description GAAP Revenue Recognition Cash Receipt Variable License applied at production Quarter car is produced. Based on volume Quarter following GAAP revenue recognition Fixed (Prepaid) Bulk inventory purchase ($ based) Full value of contract at signing. Volume independent Standard payment terms for full value (upfront payment) 10 The fixed contracts only apply to the license business. If a car is also using our connected services, it will follow the normal billing and revenue recognition process regardless of whether a variable or fixed license was applied. The fixed contracts typically provide the customer with a price discount and can include the conversion of a variable contract that is already in our variable backlog.

© 2025 Cerence Inc. Connected and Professional Services Revenue Recognition Connected Services Typical Period GAAP Revenue Recognition Cash Receipt Subscription Term 1 – 5 years Amortized evenly over subscription period Billed/collected full amount at start of subscription period (value added to deferred revenue) Usage Contract (a) 1 – 5 years Recognized at same time of billing based on actual usage Billed every quarter based on actual usage Customer Hosted (b) License Quarter in which license is delivered to customer Upon delivery 11 (a) Usage can be defined by number of active users or number of monthly transactions (b) Customer Hosted is a software license that allows the customer to take possession of the software and enable hosting by the customer or a third-party Professional Services Period GAAP Revenue Recognition Cash Receipt Custom Design Services Ongoing Revenue is recognized over time based upon the progress towards completion of the project Billed/collected on milestone completion

© 2025 Cerence Inc. KPI Measures – Definitions We believe that providing key performance indicators (“KPIs”) allows investors to gain insight into the way management views the performance of the business as well as a potentially new KPI, Average PPU. We further believe that providing KPIs allows investors to better understand information used by management to evaluate and measure such performance. KPIs should not be considered superior to, or a substitute for, operating results prepared in accordance with GAAP. In assessing the performance of the business during the three months ended June 30, 2025, our management has reviewed the following KPIs, each of which is described below: • Percent of worldwide auto production with Cerence Technology (TTM): The number of Cerence enabled cars shipped on a TTM basis as compared to IHS Markit car production data. • Change in number of Cerence connected cars shipped: The year-over-year change in the number of cars shipped with Cerence connected solutions. Amounts calculated on a TTM basis. • Change in Adjusted total billings YoY (TTM): The year over year change in total billings excluding Professional Services and fixed license billings and adjusted for fixed license consumption. Amounts calculated on a TTM over prior year TTM basis. • Connected Attached Rate: the percentage of vehicles shipped with connected technology, calculated as TTM units connected divided by TTM units embedded. • Average PPU: This represents the average technology price per vehicle shipped, including both the embedded license fee and the connected services subscription. Although PPU is not immediately recognized as revenue at the time of shipment, it reflects the average per-vehicle value that is expected to ultimately be recognized. 12

© 2025 Cerence Inc. Non-GAAP Financial Measures – Definitions Discussion of Non-GAAP Financial Measures We believe that providing the non-GAAP information, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP. We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and nine months ended June 30, 2025 and 2024, our management has either included or excluded the following items in general categories, each of which is described below. 13

© 2025 Cerence Inc. Non-GAAP Financial Measures – Definitions Adjusted EBITDA. Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net income (loss) attributable to income tax (benefit) expense, other income (expense) items, net, depreciation and amortization expense, and excluding amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs, net and impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, interest income, and other income (expense), net (as stated in our Condensed Consolidated Statement of Operations). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs.  Restructuring and other costs, net. Restructuring and other costs, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business such as employee severance costs, consulting costs relating to our transformation initiatives, and costs for consolidating duplicate facilities. Amortization of acquired intangible assets. We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets. 14

© 2025 Cerence Inc. Non-GAAP Financial Measures – Definitions Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we exclude stock-based compensation from our operating results. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods. Other expenses. We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as other charges (credits), net (gains) losses from extinguishment of debt, net (gains) losses from foreign currency translation, and changes in indemnification assets corresponding with the release of pre-spin liabilities for uncertain tax positions. 15

© 2025 Cerence Inc. Q3 FY25 Reconciliations of GAAP to Non-GAAP Results 16 Free cash flow is net cash provided by operating activities determined in accordance with GAAP less capital expenditures. Free cash flow is not a measure of cash available for discretionary expenditures. (unaudited - in thousands) (unaudited - in thousands) Three Months Ended June 30, Nine Months Ended June 30, 2025 2024 2025 2024 GAAP revenue $ 62,236 $ 70,539 $ 191,142 $ 276,699 GAAP gross profit $ 45,888 $ 50,434 $ 139,141 $ 209,377 GAAP gross margin 73.7% 71.5% 72.8% 75.7% GAAP total operating expenses $ 46,836 $ 405,339 $ 139,670 $ 770,085 Stock-based compensation 5,796 5,524 15,488 17,343 Amortization of intangible assets 578 550 1,668 1,753 Restructuring and other costs, net 850 1,490 14,744 6,746 Goodwill impairment — 357,076 — 609,172 Non-GAAP total operating expenses $ 39,611 $ 40,699 $ 107,769 $ 135,071 GAAP net income (loss) $ (2,721) $ (313,543) $ (5,353) $ (567,662) Stock-based compensation* 6,345 6,166 17,084 19,291 Amortization of intangible assets 578 550 1,668 1,753 Restructuring and other costs, net* 850 1,490 14,744 6,746 Goodwill impairment — 357,076 — 609,172 Depreciation 2,140 2,115 6,844 6,296 Total other expense, net (159) 1,191 2,824 3,519 (Benefit from) provision for income taxes 1,932 (42,553) 2,000 3,435 Adjusted EBITDA $ 8,966 $ 12,492 $ 39,811 $ 82,550 GAAP net cash provided by operating activities $ 23,700 $ 12,852 $ 48,421 $ 11,081 Capital expenditures (7,649) (774) (11,353) (3,550) Free cash flow $ 16,051 $ 12,078 $ 37,068 $ 7,531 * - $3.0 million in stock-based compensation is included in Restructuring and other costs, net for the nine months ended June 30, 2025 Free cash flow is net cash provided by operating activities determined in accordance with GAAP less capital expenditures. Free cash flow is not a measure of cash available for discretionary expenditures.

Q4 FY25 and Full Year FY25 Reconciliations of GAAP to Non-GAAP Guidance

(unaudited - in thousands, except per share data)	Q4 2025				FY2025			
		Low		High		Low		High
GAAP revenue	$	**53,000**	$	**58,000**	$	**244,000**	$	**249,000**
GAAP gross profit	$	**36,224**	$	**40,224**	$	**175,224**	$	**179,224**
GAAP gross margin		**68 %**		**69 %**		**72 %**		**72 %**
GAAP total operating expenses	$	**50,100**	$	**51,100**	$	**190,100**	$	**191,100**
Stock-based compensation		5,700		5,700		21,200		21,200
Amortization of intangible assets		—		—		1,700		1,700
Restructuring and other costs, net		7,700		7,700		22,400		22,400
Non-GAAP total operating expenses	$	**36,700**	$	**37,700**	$	**144,800**	$	**145,800**
GAAP net income (loss)	$	**(22,400)**	$	**(18,400)**	$	**(27,800)**	$	**(23,800)**
Stock-based compensation		6,300		6,300		23,400		23,400
Amortization of intangible assets		—		—		1,700		1,700
Restructuring and other costs, net		7,700		7,700		22,400		22,400
Depreciation		2,500		2,500		9,300		9,300
Total other expense, net		500		500		3,200		3,200
Provision for (benefit from) income taxes		7,400		7,400		9,400		9,400
Adjusted EBITDA	$	**2,000**	$	**6,000**	$	**41,600**	$	**45,600**
GAAP net income (loss) per share - basic and diluted	$	**—**	$	**—**	$	**—**	$	**—**
Weighted-average common shares outstanding - basic and diluted		**43,000**		**43,000**		**43,100**		**43,100**
GAAP net cash provided by operating activities					$	**48,000**	$	**50,000**
Capital expenditures						(10,000)		(8,000)
Free cash flow					$	**38,000**	$	**42,000**

© 2025 Cerence Inc.
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